INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


[X]     Filed by Registrant
[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[X]     Preliminary Information Statement
[ ]     Confidential, for use of the Commission only (as permitted by
         Rule 14c-5(d)(2))
[ ]     Definitive Information Statement

                         Commission File No. 33-40848-A

                       SPECTRUM PHARMACEUTICAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

IRS Employer Identification No.  65-0260247

Payment of Filing Fee (check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14c-5(9) and 0-11

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction pursuant to Exchange Act Rule 0-11:

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount previously paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:




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                       SPECTRUM PHARMACEUTICAL CORPORATION
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held July 9, 1999

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Meeting") of Spectrum Pharmaceutical Corporation, a Florida corporation (the "Company"), will be held at the Company's office at 16910 Dallas Parkway, Suite 100, Dallas, Texas, on Friday, July 9, 1999, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.
 An Information Statement for the Meeting is enclosed.

         The Meeting is for the following purposes:

(1)  To  elect  one  director  to  serve  until  the  next  Annual   Meeting  of
     Shareholders or until his successor is duly elected and qualified;

(2) To approve an amendment to the Company's Certificate of Incorporation to effect a One for Ten (10 reverse split of the Company's common stock now issued and outstanding and to increase the number of authorized shares of common stock from 25 million to 50 million;

(3) To approve an amendment to the Company's Certificate of Incorporation to change its name to Spectrum Acquisition Corp.; and

(4) To transact any other business that may properly come before the Meeting or any adjournments thereof.

         The close of business on June 28, 1999, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the Company's office.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Information Statement.


                                          By Order of the Board of Directors


                                          Kevin B. Halter, Jr., Secretary

Dallas, Texas
July 1, 1999


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


                       SPECTRUM PHARMACEUTICAL CORPORATION
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248


                              INFORMATION STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held July 9, 1999


         This Information Statement is first being mailed on July 1, 1999, to shareholders of Spectrum Pharmaceutical Corporation, a Florida corporation (the "Company"), by the Board of Directors in connection with the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 16910 Dallas Parkway, Suite 100, Dallas, Texas, on Friday, July 9, 1999, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

         The purposes of the Meeting are: (i) to elect one director to serve until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified; (ii) to approve an amendment to the Company's Certificate of Incorporation to effect a One for Ten (10) reverse split of the Company's common stock now issued and outstanding and to increase the number of authorized shares of common stock from 25 million to 50 million; (iii) to change the name of the corporation to Spectrum Acquisition Corp.; and (iv) such other matters as may properly come before the Meeting or any adjournments thereof.


                        RECORD DATE AND VOTING SECURITIES

         The record date for determining shareholders entitled to vote at the Meeting was the close of business on June 28, 1999 (the "Record Date"), at which time the Company had issued and outstanding 24,911,165 shares of Common Stock, par value $.001 per share (the "Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE COMPANY HAS BEEN ADVISED THAT SHAREHOLDERS OWNING AN AGGREGATE OF 22,472,634 SHARES OF COMMON STOCK (CONSTITUTING MORE THAN 90% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AS OF JUNE 28, 1999) INTEND TO VOTE IN FAVOR OF ALL MATTERS DESCRIBED HERE IN AND TO BE ACTED UPON AT THE MEETING, THEREBY ASSURING THEIR ADOPTION.


                                METHOD OF VOTING

         To be elected, a candidate for director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Meeting. Approval of Proposals Two and Three will require the affirmative vote of the holders of the majority of the shares of Common Stock entitled to vote and represented at the Meeting in person or by proxy. Abstentions will have the effect of a vote against the proposal. Non-votes (as defined below) will have no effect on the voting of any of the proposals. A "non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.

A quorum will consist of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

                       PROPOSAL ONE: ELECTION OF DIRECTOR


         The Board of Directors of the Company has nominated Kevin B. Halter, Jr. for election as the sole member of the Board of Directors, to serve until the next Annual Meeting of Stockholders or until his successor is elected and qualified. This nominee is currently serving as a director and has consented to his nomination and, so far as the Company is aware, will serve as a director if elected. For information regarding his background and business experience see "DIRECTORS AND EXECUTIVE OFFICERS" below.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information regarding the background and business experience of the Company's Board of Directors and the Company's executive officer:

       Name                         Age                   Current  Positions

Kevin B. Halter, Jr.                38                    President, Secretary
                                                          and sole Director

Kevin B. Halter, Jr. has served as a Director of the Company since June 2, 1999. He has also served as President and Secretary of the Company since June 2, 1999. Mr. Halter has served as President of Securities Transfer Corporation, a stock transfer company registered with the Securities and Exchange Commission since 1987. Prior to June 2, 1999, Dr. Howard I Wortheim served as President, Secretary and sole director of the Company since 1991. On June 2, 1999, in connection with his sale of control of the Company, Dr. Wortheim resigned all positions with the Company and Kevin B. Halter, Jr. was selected by the Board of Directors to replace him.


SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth information, as of June 28, 1999, regarding the beneficial ownership of the Common Stock of the Company by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of the Company; and (iii) the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                            Amount and Nature
Name of Beneficial                           of Beneficial            Percent
Owner or Group                                Ownership               of Class

Halter Capital Corporation                    18,000,000                 72.3%
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248

Kevin B. Halter, Jr.                            zero                      ----

All Directors and Executive Officers            zero                      ----
 as a group  (one in number)


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



                             EXECUTIVE COMPENSATION

The Company paid no cash compensation of any type or in any amount to any of its directors or officers at any time during the past five years.


                                   BACKGROUND


Spectrum Pharmaceutical Corporation (the "Company") is a publicly owned corporation (with more than 300 stockholders) which currently has no assets and no liabilities. This company was incorporated on May 29, 1990 as Interamerican Pharmaceutical Corporation under the laws of the State of Florida; subsequently in April 1991 its name was changed to Spectrum Pharmaceutical Corporation. The current business purpose of the Company is to seek out and obtain a merger partner, thereby benefiting its stockholders by merging with an existing business which is either profitable or is likely to be profitable in the near future. Its organizational costs and limited operational expenses have been paid by its principal shareholders since it has never had any significant operations or revenues. Currently the Company's stock is listed for trading on the NASD Over-the-Counter Bulletin Board, although there have been no trades of the stock in 1999.


On June 2, 1999, Halter Capital Corporation and four others, pursuant to a Stock Purchase Agreement with Howard I. Wertheim (the "Seller"), acquired from the Seller 22,472,634 shares (approximately 90% of the Company's issued and outstanding shares of common stock). On June 2, 1999, Howard I. Wertheim resigned as an officer and director of the Company and caused Kevin B. Halter, Jr. to be elected to fill the vacancies that had been created by these resignations.



         PROPOSAL TWO: REVERSE STOCK SPLIT OF COMMON STOCK AND INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK .


The Board of Directors has approved and recommends that the  stockholders of the
Company   approve   amending   Article  IV  of  the  Company's   Certificate  of
Incorporation so that it will read in its entirety as follows:

              "The amount of total authorized capital stock the Corporation shall have the authority to issue is 50,000,000 shares of Common Stock, each having a par value of $.001, all of the same class. Each one share of the corporation's Common Stock issued and outstanding immediately prior to the effective date of this Amendment shall be and hereby is automatically changed without further action into one-one tenth (1/10) of a fully paid and nonassessable share of the Corporation's Common Stock, provided that no factional shares shall be issued pursuant to such change. The
         Corporation shall issue to each stockholder who would otherwise be entitled to receive a fractional share one full share of the Corporation's Common Stock."


Summary of the Proposed Reverse Split

The Board of Directors has adopted a resolution declaring the advisability of, and submits to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a reverse split (the "Reverse Split") of the Company's issued and outstanding Common Stock as of 5:00 p.m. Eastern

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

Daylight Time, on the effective date of the amendment on the basis that each Ten
(10) shares of Common Stock then outstanding will be converted into one share of Common Stock. No fraction of a share of Common Stock will be issued as a result of such exchange. In lieu thereof all fractional shares which would otherwise be issuable as a result of the exchange described above will be rounded up to the nearest whole share and any stockholder who would otherwise be entitled to a fraction of a share will be issued one full share in lieu thereof. The proposal may be abandoned by the Board of Directors at any time prior to the date and time at which the Reverse Split is scheduled to become effective (the "Effective Date") if for any reason the Board of Directors deems it advisable to abandon the proposal.

The effect of the Reverse Split on the holders of Common Stock will be as follows:

     (i) Holders of fewer than ten (10) shares of Common Stock on the Effective Date will have their shares automatically converted in the Reverse Split into the right to receive one full shares.

     (ii) Holders of ten (10) or more shares of Common Stock on the Effective Date will have their shares automatically converted in the Reverse Split into the number of whole shares equal to the number of their shares divided by ten (10) and the right to receive one full share in lieu of any fractional share.

As a result of this reverse split some holders of round lots will become odd lot holders and, as a result thereof, the costs associated with selling their shares are likely to increase.


                  Amendment to the Certificate of Incorporation

An amendment to the Company's Certificate of Incorporation in substantially the form set forth above, assuming approval of the Reverse Split by the stockholders at the Annual Meeting, will be filed with the Secretary of State of Florida as soon as practical after the date of Annual Meeting and the Reverse Split will become effective as of 5:00 p.m. Eastern Daylight Time, on the date of such filing. It is expected that such filing will take place within 72 hours after the conclusion of the Annual Meeting. Without any further action on the part of the Company, the Company's stockholders will have their shares of issued and outstanding Common Stock converted, on the Effective Date, into the right to receive the number of whole shares equal to the number of their shares divided by ten (10) plus one whole share in lieu of any fractional share.


Effect of the Proposed Reverse Split; Increase in Number of Authorized Shares.

The proposed Reverse Split will be effected by an amendment to the Certificate of Incorporation in substantially the form set forth above. Stockholders have no right to dissent from the proposed Reverse Split under Florida law.

On the Effective Date, each stockholder of record will continue as a stockholder of the Company with respect to the whole share or shares resulting from the Reverse Split. Each such stockholder will continue to share in the future growth and earnings of the Company, if any, to the extent of his or her ownership of shares of Common Stock following the Reverse Split.

The Company currently has authorized capital stock of 25,000,000 shares. After the adoption of the proposed amendment to the Company's Certificate of Incorporation, the number of shares in the Company's authorized capital stock will be 50,000,000 shares of Common Stock. As of the Record Date the number of issued and outstanding shares of Common Stock was 24,911,165. Based upon the Company's best estimates, the number of issued and outstanding shares of Common Stock will be reduced as a result of the Reverse Split from 24,911,165 to approximately 2,500,000. Although the number of shares of Common Stock outstanding will decrease, the number of authorized shares of Common Stock available for

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

issuance without further action by the stockholders will increase to more than 47 million shares, a number which should be adequate for any future anticipated use by the Company. The Board of Directors will have discretion to determine when and upon which terms such shares may be issued. The Board of Directors has no present agreements, commitments or plans to issue additional shares of Common Stock.


    Reasons For the Reverse Split and Increase in Number of Authorized Shares

The Board of Directors believes that the reverse stock split will enable the Company to more readily find an acceptable merger partner for the Company since many existing operating businesses would object to merging or consolidating with the Company if the number of its issued and outstanding shares (24,911,165 now) and the number of its authorized shares (25,000,000) are virtually identical and leave an insufficient number of authorized but unissued shares to enter into future beneficial transactions that might involve the issuance of shares of the Company's common stock. The Board has also determined that it is in the best interest of the Company to increase the number of authorized shares. After the reverse split is effective there will be approximately 2,500,000 shares issued and outstanding and there will be more than 47,000,000 authorized shares that can be used to accomplish transaction beneficial to the Company and its shareholders. In the opinion of the Company's Board of Directors fifty million shares of authorized Common Stock is adequate for all corporate purposes that the Company might consider at this time.


                         Exchange of Stock Certificates

It is expected that the amendment of the Company's Certificate of Incorporation effecting the Reverse Split will be filed within 72 hours after the Annual Meeting. Pursuant to the terms of such amendment, the Reverse Split will become effective at 5:00 p.m., Eastern Daylight Time, on the Effective Date.

As soon as practicable after the Effective Date, the Company will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates to the Company's transfer agent, Securities Transfer Corporation, in Dallas, Texas. Upon proper completion and execution of the letter of transmittal and its return to the transfer agent, together with the stockholder's old stock certificates, each stockholder will receive a new certificate representing the number of whole shares of Common Stock into which his/her existing shares of Common Stock have been converted as a result of the Reverse Split. Please see "Effect of the Proposed Reverse Split", above.


           Federal Income Tax Consequences of the Proposed Stock Split

The Company believes that the proposed Reverse Split will not result in any adverse tax consequences either to the Company or its stockholders. As a result of the Reverse Split, a stockholder will increase his or her basis in each share of the Common Stock owned from the amount that was paid for the share to an amount representing ten (10) times the amount paid. Since the stockholder will own fewer shares after the Reverse Split, any realized gain or loss will be identical to the gain or loss which would have been realized by the stockholder if the split had not occurred.

STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THIS TRANSACTION.





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




PROPOSAL THREE:  CHANGE  THE CORPORATION'S  NAME.


The Board of Directors has approved and recommends that the stockholders of the Company approve amending Article I of the Company's Certificate of Incorporation so that it will read in its entirety as follows:

                     "THE NAME OF THIS CORPORATION SHALL BE:
                           SPECTRUM ACQUISITION CORP.

Because the corporation no longer has any plans to develop any products or services related to the medical or pharmaceutical fields and because it is likely that any corporation which may in the future wish to merge or otherwise affiliate itself with the Company will not be in the medical or pharmaceutical fields, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the Company's name at this time.



                           Vote Required for Approval

At least a majority of the issued and outstanding shares of Common Stock of the Company must be voted in favor of the two proposals to amend the Certificate of Incorporation. Abstentions and broker non-votes will have the effect of a vote against a proposal. It is the current intention of the Company's principal shareholder, Halter Capital Corporation, and four other shareholders to vote in favor of all of the proposals described herein. These shareholders currently own more than 90% of the Common Stock of the Company.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by a regulation of the Securities and Exchange Commission to furnish the Company copies of all Section 16(a ) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal year ending March 31, 1999 all Section 16(a) filing requirements applicable to its greater than 10% beneficial owners, directors and officers were complied with.



                          ANNUAL REPORT TO STOCKHOLDERS


The Company's Annual Report on Form 10-KSB for its fiscal year ending March 31, 1999, as filed with the Securities and Exchange Commission, is being mailed to each registered shareholder with the Information Statement but nothing contained therein shall be considered as material used in a proxy solicitation.





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



                                 OTHER BUSINESS


The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting.



                                  MISCELLANEOUS


All costs incurred in the preparation and mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.


                                         By Order of the Board of Directors


                                         Kevin B. Halter., Jr., Secretary

Dallas, Texas
July 1, 1999



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